  EXHIBIT 99.1

FOR IMMEDIATE RELEASE October 22, 2026	CONTACT: Brian Finnegan (212) 441-6877 brian.finnegan@fhlbny.com

THE FEDERAL HOME LOAN BANK OF NEW YORK

ANNOUNCES LEADERSHIP CHANGES

New York, NY – The Federal Home Loan Bank of New York (“FHLBNY”) announced today that Randolph C. Snook resigned as President and Chief Executive Officer of the FHLBNY effective October 20, 2026.  The Board has initiated a process to identify a permanent replacement for Mr. Snook, who will serve as a senior advisor to the FHLBNY through December 31, 2026 to assist in the leadership transition.  To ensure continuity during this process, the Board has named Jonathan West as Interim President and CEO, effective October 20, 2026.

“Our Board thanks Randy for his stewardship of and service to our cooperative and wish him well on his future endeavors,” said Christopher P. Martin, Chair of the Board of Directors of the FHLBNY.  “The Board is also thankful to Jonathan for taking on this new role. Given his significant experience within the FHLBNY and the FHLBank System, his legal and operational expertise and his strong relationships within our cooperative, he is well suited to lead us through this transition period.”

“I am grateful for the opportunity to have led the Federal Home Loan Bank of New York, to work alongside the incredibly talented and driven team that delivers on its critical purpose, and to serve a membership that is crucial to the strength of communities across our region,” said Mr. Snook.

“I thank the Board and my colleagues for their confidence in me in this new role,” said Mr. West. “With the support of the entire team, I will focus on serving our members and supporting a smooth transition as the Board conducts its search for our cooperative’s next leader.”

Mr. West joined the FHLBNY in May 2015 as Senior Vice President and Chief Legal Officer, and had served as Chief of Staff/Senior Advisor since February 2026.  Previously, he served as Executive Vice President and Chief Operating Officer of the Federal Home Loan Bank of Indianapolis.  He brings more than 40 years of experience within the FHLBank System to his new role.

Mr. Snook joined the FHLBNY in February 2025.  He had previously served as CEO of the Federal Home Loan Banks Office of Finance from January 2019.

Federal Home Loan Bank of New York

The Federal Home Loan Bank of New York is a Congressionally chartered, wholesale Bank. It is part of the Federal Home Loan Bank System, a national wholesale banking network of 11 regional, stockholder-owned banks.  As of September 30, 2026, the FHLBNY serves 337 financial institutions in New Jersey, New York, Puerto Rico, and the U.S. Virgin Islands.  The mission of the FHLBNY is to provide members with reliable liquidity in support of housing and local community development.

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Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 This report may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the Risk Factors set forth in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC, as well as regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update publicly any forward-looking statements for any reason.